Exhibit 5.1

March 31, 2026

LifeMD, Inc.

236 Fifth Avenue, Suite 400

New York, New York 10001

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to LifeMD, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to 150,000 shares of common stock of the Company, par value $0.01 per share (the “Shares”) to be issued by the Company under the LifeMD, Inc. Third Amended and Restated 2020 Equity and Incentive Plan (the “Plan”) and 867,667 shares of common stock of the Company, par value $0.01 per share (the “Resale Shares”) that were issued by the Company upon the exercise or settlement of awards previously granted under the Plan or certain agreements with employees and consultants (collectively, the “Compensation Arrangements”) and that are being registered for resale by directors, officers and employees.

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable, and the Resale Shares are validly issued, fully paid and nonassessable.

Our opinions expressed above are limited to the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP

CCH